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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement*

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BRE PROPERTIES, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:
   * This revised definitive proxy statement page is being filed to correct a data error contained in the Comparative Stock Performance graph set forth on page 21 of the definitive proxy statement filed on March 26, 1999. The new page of the definitive proxy statement contains the correct stock price performance graph under the heading Comparative Stock Performance.
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[LOGO]
                              BRE PROPERTIES, INC.

                                                                  April 29, 1999

Dear Shareholder:

  At BRE Properties, we consistently strive to provide our Shareholders with high-quality disclosure materials and investor information. It has come to our attention that our Proxy Statement dated March 26, 1999 contained a data error on the Comparative Stock Performance graph on page 21.

  Though the relationship of the five-year total Shareholder return to the three indexes remains similar after the correction, we want you to have accurate data. Enclosed is the revised Comparative Stock Performance graph that replaces the information found on page 21 of the Proxy Statement.

  We look forward to seeing you at the BRE Annual Meeting of Shareholders on May 11, 1999, at 10:00 a.m. (PDT), in the Oak Room of the Westin St. Francis Hotel, 335 Powell Street, in San Francisco's Union Square.

  If you have any questions, I encourage you to give us a call at 415-445-6500. Our Shareholder Services Associates will be pleased to assist you.


                                         Sincerely,

                                         BRE Properties, Inc.

                                         /s/ Frank C. McDowell
                                         Frank C. McDowell
                                         President & Chief Executive Officer
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                         COMPARATIVE STOCK PERFORMANCE

  The line graph below compares the cumulative total shareholder return on the Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the NAREIT Equity REIT Total Return Index over the same period. This comparison assumes that the value of the investment in the Common Stock and in each index was $100 on December 31, 1993 and that all dividends were reinvested.(/1/)

                       [PERFORMANCE GRAPH APPEARS HERE]

                         12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
                         -------- -------- -------- -------- -------- --------
BRE Properties, Inc..... $100.00  $ 99.05  $123.73  $182.58  $219.65  $203.83
S&P 500 Index........... $100.00  $101.31  $139.23  $171.19  $228.32  $293.57
NAREIT Equity REIT
 Index.................. $100.00  $103.17  $118.92  $160.86  $193.45  $159.59

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(1) BRE's Common Stock performance data is provided by Factset Research
    Systems, Inc. which calculates reinvestment results using the ex-dividend date. The S&P 500 Index and NAREIT Equity REIT Index data are provided by NAREIT which calculates reinvestment results using the dividend payable date. The NAREIT Equity Total Return Index includes 176 companies with aggregate equity capitalization (excluding operating units) or approximately $132 billion.

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